UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-27559	05-6008768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 Westminster Street, P.O. Box 6687, Providence, Rhode Island	02940-6687
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 621-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On March 29, 2007, Textron Financial Corporation’s (“Textron Financial”) wholly-owned affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), issued $588.25 million of notes pursuant to its dealer floorplan securitization program (the “Floorplan Securitization Program”). The privately placed investment grade notes consisted of $526.5 million Class A notes and $23.5 million Class B notes offered to third-party investors and included an unrated $38.25 million non-interest bearing subordinated Class C note retained by Textron Receivables Corporation III (“TRC III”), a wholly-owned subsidiary of Textron Financial (collectively, the “Series 2007-A Term Notes”). The Class A notes have an interest rate of one-month LIBOR plus 0.06% per year and the Class B notes have an interest rate of one-month LIBOR plus 0.21% per year. The expected principal payment date for the Series 2007-A Term Notes is in March 2010 and the final payment date for the Series 2007-A Term Notes is in March 2012. Citigroup Global Markets Inc., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. acted as initial purchasers.
     The Series 2007-A Term Notes and the $641.7 million of Series 2006-A Notes and the $802.25 million of Series 2005-A Notes previously issued by the Trust are all secured primarily by a revolving pool of dealer floorplan receivables originated from time to time by Textron Financial and sold to TRC III. TRC III further conveys such receivables to the Trust. Textron Financial will remain as servicer of the receivables. As owner of the Trust, TRC III retains a residual interest in the assets of the Trust.
     In connection with the issuance of the Series 2007-A Term Notes, Textron Financial and the Trust entered into a Series 2007-A Supplement to the Amended and Restated Indenture, by and among the Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer, pursuant to which the Series 2007-A Term Notes were issued and collections, defaults and other amounts in respect of the receivables are allocated to the Series 2007-A Term Notes (the “Agreement”). The summary of the Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 4.1 and is incorporated by reference herein.
     Pursuant to the Floorplan Securitization Program documents, Textron Financial, TRC III and the Trust have made representations and warranties regarding the receivables as well as their businesses and properties and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar securitized facilities. The Floorplan Securitization Program documents also include usual and customary early amortization events and events of default for securitized facilities of this nature. The sale of receivables under the Floorplan Securitization Program is an off-balance sheet arrangement.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
4.1	Series 2007-A Supplement, dated as of March 29, 2007, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: March 30, 2007	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Series 2007-A Supplement, dated as of March 29, 2007, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.

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